UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Investors Real Estate Trust

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investors Real Estate Trust 12 Main Street South PO Box 1988 Minot, ND 58702-1988

August 6, 2007

Dear Shareholder:

        It is a pleasure to invite you to attend our 37th Annual Meeting of Shareholders to be held on Tuesday, September 18, 2007, at 7:00 p.m., CDT, at the Grand International, 1505 North Broadway, Minot, North Dakota.

        This booklet includes the Notice of the Annual Meeting and the Proxy Statement relating to the annual meeting, each of which contains important information about the formal business to be acted on by the shareholders. The annual meeting will also feature a report on the operations of your Company, followed by a question and answer period. After the annual meeting, you will have the opportunity to speak informally with the trustees and officers of the Company.

        At the annual meeting, you will be asked to vote on the following items: (i) the election of nine (9) trustees, each for a term of one year, (ii) the amendment of the Company’s Articles of Amendment and Third Restated Declaration of Trust (the “Declaration of Trust”) to authorize the Company to issue shares of beneficial interest without physical certificates, (iii) the ratification of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year, and (iv) such other matters as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.

        The Board of Trustees unanimously recommends that you vote to elect the nine trustee nominees, to amend the Declaration of Trust to permit uncertificated shares, and to ratify the appointment of Deloitte & Touche as the Company’s independent auditors.

        It is important that your common shares of beneficial interest be voted regardless of whether you plan to be present at the annual meeting. Please complete, sign, date and return the enclosed proxy promptly or authorize a proxy by telephone or through the internet site designated on the enclosed proxy card. If you attend the annual meeting and wish to vote your shares in person, you may revoke any previously executed or authorized proxy.

        Please vote promptly.  I look forward to seeing you at the annual meeting.

Sincerely,

Investors Real Estate Trust

Thomas A. Wentz, Sr.
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS................................................................................................	1
PROXY STATEMENT..............................................................................................................................................................	3
PROPOSAL 1: ELECTION OF TRUSTEES.........................................................................................................................	5
INFORMATION CONCERNING THE BOARD OF TRUSTEES ....................................................................................	7
CORPORATE GOVERNANCE...............................................................................................................................................	10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.....................................	11
EXECUTIVE COMPENSATION AND OTHER INFORMATION ..................................................................................	12
COMPENSATION DISCUSSION AND ANALYSIS.......................................................................................................	12
REPORT OF THE COMPENSATION COMMITTEE ...................................................................................................	15
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR ENDED APRIL 30, 2007.......................................	16
TRUSTEE COMPENSATION.................................................................................................................................................	17
TRUSTEE COMPENSATION TABLE FOR FISCAL YEAR ENDED APRIL 30, 2007..........................................	17
RELATIONSHIPS AND RELATED PARTY TRANSACTIONS......................................................................................	17
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..............................................................	18
PROPOSAL 2: AMENDMENT OF THE COMPANY’S DECLARATION OF TRUST TO PERMIT THE COMPANY TO ISSUE SHARES WITHOUT PHYSICAL CERTIFICATES...........................................................................................................	19
PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.................................................	20
REPORT OF THE AUDIT COMMITTEE.............................................................................................................................	21
SHAREHOLDER PROPOSALS..............................................................................................................................................	22
ELECTRONIC DELIVERY OF PROXY MATERIALS.....................................................................................................	22
SHAREHOLDERS WITH THE SAME LAST NAME AND ADDRESS..........................................................................	23
COMMUNICATING WITH IRET.........................................................................................................................................	23
OTHER MATTERS...................................................................................................................................................................	24
APPENDIX A – AUDIT COMMITTEE CHARTER...........................................................................................................	25
APPENDIX B – PROPOSED AMENDMENTS TO DECLARATION OF TRUST.........................................................	28

_______________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, September 18, 2007, at 7:00 p.m. (CDT)

_______________________________

        Notice is hereby given that the Annual Meeting of Shareholders of Investors Real Estate Trust (the “Company”) will be held on Tuesday, September 18, 2007, at 7:00 p.m., CDT, at the Grand International, 1505 North Broadway, Minot, North Dakota, 58703, for the following purposes:

1.       To elect nine (9) trustees, each for a term of one year,

2.     To approve an amendment to the Company’s Declaration of Trust to authorize the Company to issue shares of beneficial interest without physical certificates,

3.     To ratify Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year, and

4.       To transact such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.

        These items are described in the proxy statement, which is part of this notice. We have not received notice of other matters that may properly be presented at the annual meeting.

        The Company’s Board of Trustees has fixed the close of business on July 20, 2007, as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting or any adjournment(s) or postponement(s) thereof.

By Order of the Board of Trustees,

Michael A. Bosh
Secretary and General Counsel

Minot, North Dakota
August 6, 2007

Whether or not you expect to be present at the annual meeting, please sign, date and return the enclosed proxy or authorize a proxy by telephone or through the internet site designated on the enclosed proxy card.  If you attend the annual meeting, you may revoke your proxy and vote in person.

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Investors Real Estate Trust
12 Main Street South
PO Box 1988
Minot, ND 58702-1988
Telephone:  (701) 837-4738
Fax:  (701) 838-7785

_____________________________

PROXY STATEMENT
August 6, 2007

_____________________________

        Proxies are solicited by the Board of Trustees of Investors Real Estate Trust, a North Dakota Real Estate Investment Trust (the “Company”), for use at the 2007 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, September 18, 2007, at 7:00 p.m. CDT. The Annual Meeting will be held at the Grand International, 1505 North Broadway, Minot, North Dakota, 58703.  Only the holders of record of the Company’s common shares of beneficial interest, no par value (“Shares” or “common shares”) at the close of business on July 20, 2007 (the “Record Date”), are entitled to vote at the Annual Meeting.  The holders of the Company’s 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value (the “Preferred Shares”), are not entitled to vote at the Annual Meeting.  As of the close of business on July 20, 2007, the Company had 48,864,757 Shares issued and outstanding, each of which is entitled to one vote at the Annual Meeting.  Thirty-three and one-third percent (33 1/3%) of the Shares outstanding on the Record Date must be present in person or by proxy to have a quorum.

        The cost of soliciting proxies will be borne by the Company. Trustees, officers and employees of the Company may, without additional compensation, solicit proxies by mail, internet, personal interview, telephone and/or telecopy. The Company does not expect that specially engaged employees or paid solicitors will make the solicitation. Although the Company may use such employees or solicitors if the Company deems them necessary, the Company has not made arrangements or contracts with any such employees or solicitors as of the date of this proxy statement. This proxy statement and the enclosed proxy card are scheduled to be mailed to shareholders commencing on or about August 6, 2007.

        The Company will request banks, brokerage houses and other institutions, nominees or fiduciaries to forward the soliciting material to the beneficial owners of Shares and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners. If a shareholder is a participant in the Company’s Distribution Reinvestment Plan (the “Plan”), the proxy represents a voting instruction as to the number of full Shares in such shareholder’s Plan account, as well as any Shares held directly by the shareholder.

        All properly executed or authorized proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. If no vote is specified on a proxy, the Shares represented by such proxy will be voted FOR the election of each of the nine (9) nominees for trustee, FOR the amendment of the Company’s Declaration of Trust to authorize the Company to issue shares of beneficial interest without physical certificates, and FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors.  If other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting.

        Shares which are entitled to vote but which, at the direction of the beneficial owner, are not voted on one or more matters (“abstentions”) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the 2007 Annual Meeting. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers (“broker non-votes”) are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.

        The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to elect each of the nine (9) nominees for trustee (Proposal 1).

        The affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting, provided a quorum is present, is required to amend the Company’s Declaration of Trust to authorize the Company to issue shares without physical certificates (Proposal 2).

        The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to ratify the selection of Deloitte & Touche as the Company’s independent auditors (Proposal 3).

        Please note that while brokers and banks cannot vote on their clients’ behalf on “non-routine” proposals, each of the proposals included in this year’s proxy statement is considered a “routine” matter.  Both broker non-votes and abstentions are counted in determining whether the shareholders have approved these proposals.  As such, if brokers and banks vote on their clients’ behalf, such votes will affect the proposal as voted (either for or against).  If brokers and banks do not vote on their clients’ behalf, such broker non-votes will have the effect of a vote against the proposals.  Abstentions also have the effect of a vote against the proposals.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use at the Annual Meeting by delivering to Michael A. Bosh, the Secretary and General Counsel of the Company, a written notice of revocation or a duly executed proxy bearing a later date, by authorizing a subsequent proxy by telephone or through the designated internet site, or by attending the Annual Meeting and voting in person.

        The Company’s principal executive offices are located at 12 Main Street South, Minot, North Dakota, 58702-1988. The Company’s telephone number is (701) 837-4738, and facsimile number is (701) 838-7785.

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PROPOSAL 1:  ELECTION OF TRUSTEES

General

        The Articles of Amendment and Third Restated Declaration of Trust of the Company (the “Third Restated Declaration of Trust”) provides that the Board of Trustees shall be comprised of not less than five (5) nor more than fifteen (15) trustees.  The Board currently consists of nine (9) trustees.

        At the Annual Meeting, nine trustees are to be elected for a term of one year (expiring at the 2008 Annual Meeting) or until the election and qualification of their successors.  The persons proposed for election as trustees of the Company are Patrick G. Jones, Timothy P. Mihalick, Jeffrey L. Miller, C.W. “Chip” Morgan, Edward T. Schafer, W. David Scott, Stephen L. Stenehjem, John D. Stewart and Thomas A. Wentz, Jr., each of whom is presently a member of the Board.

        In the unanticipated event that any nominee should become unavailable for election or, upon election, should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment or, if none, the size of the Board will be reduced.

Vote Required

        The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to elect each of the nine nominees.  The Board unanimously recommends that the shareholders vote FOR Messrs. Patrick G. Jones, Timothy P. Mihalick, Jeffrey L. Miller, C.W. “Chip” Morgan, Edward T. Schafer, W. David Scott, Stephen L. Stenehjem, John D. Stewart and Thomas A. Wentz, Jr.

Nominees

        The following table sets forth certain information regarding each of the nominees, including their age as of July 1, 2007, principal business experience during the past five years, the year they each first became a trustee and their current Board committee membership.  No nominee currently serves as a trustee or board member for any other company that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an Investment Company under the Investment Company Act of 1940, as amended.

Nominee	Principal Business Experience During Past Five Years	Age	Trustee Since	Board Committee Membership
Patrick G. Jones	Private Investor; Former General Manager of the Minot Daily News; Former President of Central Venture Capital Inc., an investment firm	59	1986	Compensation & Nominating
5 Table Of Contents
Timothy P. Mihalick	Senior Vice President & Chief Operating Officer of the Company; Board Member of Trinity Health Group; Former Vice President of Odell-Wentz & Associates, LLC	48	1999	Executive
Jeffrey L. Miller Chairman	President of M&S Concessions, Inc.; a food service and facility management company; Former President of Minot, North Dakota Coca-Cola Bottling franchise; Managing Partner of Miller Properties, LLP	63	1985	Compensation, Executive (Chair) & Nominating
C.W. “Chip” Morgan	President and Chief Executive Officer of Northwest Respiratory Services, LLC, a home medical company	59	2006	Audit, Compensation & Nominating
Edward T. Schafer	Private Investor; Former Chief Executive Officer of Extend America, a telecommunications company; Former Governor of North Dakota	60	2006	Compensation & Nominating
W. David Scott	Chief Executive Officer of Magnum Resources, Inc., a real estate services and investment firm	46	2006	None
6 Table Of Contents
Stephen L. Stenehjem	President & Chief Executive Officer of Watford City BancShares, Inc., a bank holding company; President & Chairman of First International Bank & Trust, Watford City, ND, a state banking and trust association	52	1999	Audit, Executive, Compensation (Chair) & Nominating (Chair)
John D. Stewart	President & Director of Fisher Motors, Inc., Minot, N.D., an automobile dealership; President of Glacial Holdings, Inc. and Glacial Holdings LLC, multi-family residential and commercial real estate holding companies; President of Glacial Holdings Property Management, Inc., a property management company; Chairman of Bank of North Dakota Advisory Board; Former Certified Public Accountant and Partner, Brady, Martz and Associates, P.C.	50	2004	Audit (Chair), Compensation & Nominating
Thomas A. Wentz, Jr. (1)	Senior Vice President of the Company; Director of SRT Communications, Inc.; Sole General Partner of Wenco, Ltd.	41	1996	None

(1)    Mr. Wentz is the son of Thomas A. Wentz, Sr., the President and Chief Executive Officer of the Company.

INFORMATION CONCERNING THE BOARD OF TRUSTEES

Attendance at Board, Committee and Annual Shareholders’ Meetings

        During the fiscal year ended April 30, 2007, the Board held eight regular meetings. All trustees are expected to attend each meeting of the Board and the committees on which they serve, and are also expected to attend each annual meeting of shareholders. No trustee attended fewer than 75% of the meetings of the Board and the committees on which they served during the past year, and all trustees attended the 2006 Annual Meeting of Shareholders.

Trustee Independence

        The Board of Trustees has determined that each of Patrick G. Jones, Jeffrey L. Miller, C.W. “Chip” Morgan, Edward T. Schafer, Stephen L. Stenehjem and John D. Stewart qualify as “independent directors” in accordance with the listing standards of the NASDAQ.  Under the NASDAQ listing standards (the “Standards”), in order to be considered independent, a trustee of the Company must have no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Company trustee. The Standards specify certain relationships that are deemed to impair independence; including, for example, employment by the Company, or engaging in certain business dealings with the Company. In making these determinations, the Board reviewed and discussed information provided by the trustees and the Company with regard to each trustee’s business and personal activities as they may relate to the Company and the Company’s management.  In the event the nine nominees for trustee of the Company are elected at the Annual Meeting, the Company’s Board of Trustees will consist of six trustees who are independent as defined by the Standards (Messrs. Jones, Miller, Morgan, Schafer, Stenehjem and Stewart), and three trustees who are not independent under the Standards (Timothy Mihalick and Thomas Wentz, Jr., who are employees of the Company, and W. David Scott, who is a controlling shareholder and executive officer of an entity to which the Company made payments for property and services within the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year).  The Company accordingly will be in compliance with the Standards.

        In addition, as required by the Standards, the members of the Company’s Audit Committee each qualify as “independent” under the Standards and under special standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees. The Audit Committee also consists of three independent members (Mr. C.W. “Chip” Morgan, Mr. Stephen L. Stenehjem and Mr. John D. Stewart) who have been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules.

Committees

        The Board has created four committees in order to more effectively direct and review the Company’s operations and strategic outlook. In addition, the committees allow management to timely respond to factors affecting the ongoing operations of the Company. Management regularly consults with committee chairmen to review possible actions and seek counsel. Where appropriate, the Board delegates authority to committees (within specified parameters) to finalize the execution of various Board functions.  While the committee structure has improved the level of Board oversight, it has also greatly increased the effort and time required of Board members who serve on the various committees.

        The Board has established the following committees: Audit, Compensation, Executive and Nominating. The present members of these committees are indicated in the preceding section of this proxy statement.  During the fiscal year ended April 30, 2007, the Audit Committee of the Board met four times, the Compensation Committee met three times, and the Nominating Committee met once.  The Executive Committee did not meet in fiscal year 2007.

        The Audit Committee is composed of three trustees, all of whom are independent as that term is defined by the NASDAQ, and are independent as defined in rules of the SEC. Information regarding the functions performed by the committee is set forth in the “Report of the Audit Committee,” beginning on page 21 of this proxy statement. The Audit Committee is governed by a written charter that has been approved by both the Audit Committee and the Board. The Audit Committee Charter was adopted by the Board in January 2004 in response to changes in the listing standards of the NASDAQ, and replaced the Audit Committee’s previous charter.  The Audit Committee annually reviews and assesses the adequacy of its charter.  The most recent such review was carried out at the Audit Committee’s meeting in March 2007, and Committee members concluded that the charter satisfactorily states the responsibilities of the Audit Committee.   A copy of the Audit Committee Charter is set forth as Appendix A to this proxy statement.

        The Compensation Committee approves the compensation of the executive officers of the Company and the Company’s management succession plan and attends to other matters relating to executive retention and compensation. The Compensation Committee is composed of six trustees, all of whom are independent as defined by the NASDAQ. For more information, see the “Compensation Discussion and Analysis” beginning on page 12 of this proxy statement.

        The Executive Committee, which is composed of three trustees, two of whom are independent as defined by the NASDAQ, has all of the powers of the Board with respect to the management and affairs of the Company, subject to limitations prescribed by the Board and by North Dakota law, and may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee.

        The Nominating Committee, composed of six trustees, all of whom are independent as defined by the NASDAQ, identifies individuals qualified to become Board members and approves the nominees to stand for election and re-election to the Board. The Nominating Committee is responsible for reviewing the appropriate skills and characteristics required of Board members. This assessment includes consideration of the factors specified in the committee’s charter and the trustee qualification requirements of the Company’s Bylaws. These factors include age (at least 21 years of age and less than 74 years of age, in accordance with the Company’s Bylaws); broad leadership experience in business, government, education, public service or in other management or administrative positions; willingness and ability to apply sound and independent business judgment; loyalty to the Company and commitment to its success; commitment to enhancing shareholder value; personal integrity; and independence, as defined in applicable laws and regulations.

        Consideration of new Board candidates typically involves a series of internal discussions, review of information concerning candidates and informal interviews with selected candidates.  In general, candidates for nomination to the Board are suggested by Board members or by Company employees.    In fiscal year 2007, the Company did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board candidates.

        In accordance with the Company’s Bylaws and with procedures adopted by the Nominating Committee in January 2004, the Nominating Committee will consider nominations from shareholders. Shareholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by submitting a written recommendation addressed to both the Chairman of the Nominating Committee and to the Company’s Secretary at the following address: Investors Real Estate Trust, PO Box 1988, Minot, North Dakota , 58702-1988. Submissions must be received by the Chairman and the Secretary in writing on or before the first day of June of each year for consideration for nomination for election at the next annual meeting of shareholders. Submissions must include biographical information concerning the recommended individual, including age and a five-year employment history with employer names and a description of the employer’s business, and must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders. The Nominating Committee will not alter the manner in which it evaluates candidates, including consideration of the factors set forth in the committee’s charter, based on whether the candidate was recommended by a shareholder or was identified by other means.

        All committees of the Board operate under written charters approved by the Board.  Copies of each charter are posted on the Company’s Investor Relations website at www.iret.com under the “Corporate Governance” heading.

        In addition to the above four committees of the Board, the membership of each of which consists entirely of trustees, the Board, in recognition of the growth of the Company and the consequent increase in capital expenditures and asset acquisition and disposition activity, has also established an Investment Committee. The membership of the Investment Committee may consist of trustees and/or employees of the Company. The Investment Committee may act on behalf of the Board in the best interests of the Company and its shareholders to consider, approve and effect investment plans, capital expenditures and the purchase and sale, transfer or other acquisition or disposition of property and assets, in accordance with the delegation of investment authority conferred by the Board and subject to approval levels established by the Board from time to time. Members of the Investment Committee are appointed by the Board. The Investment Committee did not meet during fiscal year 2007.

Communications from Shareholders to the Board

        The Board recommends that shareholders initiate any communications with the Board in writing and send them in care of the Company’s Secretary.  Shareholders may send written communications to the Board, the Audit, Compensation and Nominating Committees of the Board or to any individual trustee c/o the Secretary, Investors Real Estate Trust, PO Box 1988, Minot, North Dakota, 58702-1988, or via e-mail to trustees@iret.com. All communications will be compiled by the Secretary and forwarded to the Board, the specified Board Committee or to individual trustees, as the case may be, not less frequently than monthly. This centralized process will assist the Board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication.

CORPORATE GOVERNANCE

Code of Conduct and Code of Ethics for Senior Financial Officers

        All of the Company’s trustees and employees, including our Chief Executive Officer and other senior executives, are required to comply with a Code of Conduct adopted by the Board in January 2004. The Board adopted the Code of Conduct to codify and formalize certain of the Company’s long-standing policies and principles that help ensure our business is conducted in accordance with the highest standards of moral and ethical behavior. Our Code of Conduct covers all areas of professional conduct, including conflicts of interest, insider trading and confidential information, as well as requiring strict adherence to all laws and regulations applicable to our business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of the Company, through management or Company legal counsel. Additionally, our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer are also subject to a Code of Ethics for Senior Financial Officers, which contains certain specific policies in respect of internal controls, the public disclosures of the Company, violations of the securities or other laws, rules or regulations and conflicts of interest.

        The full text of the Code of Conduct and Code of Ethics for Senior Financial Officers is published on our website, at www.iret.com, under the “Corporate Governance” heading. The Company intends to disclose any future amendments to, or waivers of, the Code of Conduct and Code of Ethics for Senior Financial Officers on our website promptly following the date of any such amendment or waiver, and, to the extent required by the NASDAQ Standards, on a current report on Form 8-K.

Executive Sessions

        The Board holds regular executive sessions at which our independent trustees meet without Company management or employees present. Executive sessions are held not fewer than four times per year.

Complaint Procedure

        The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company’s Audit Committee has adopted a complaint procedure that requires the Company to forward to the Audit Committee any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.  Any employee of the Company may submit, on a confidential, anonymous basis if the employee so chooses, any concerns on accounting, internal accounting controls, auditing matters or violations of the Company’s Code of Conduct or Code of Ethics for Senior Financial Officers. All such employee concerns are to be forwarded in a sealed envelope to the chairman of the Audit Committee, in care of the Company’s General Counsel, who will forward any such envelopes promptly and unopened.  The Audit Committee will investigate any such complaints submitted.

Audit Committee Financial Expert

        The Board has determined that Mr. John Stewart, the Chair of the Audit Committee, and Mr. Stephen L. Stenehjem and Mr. C.W. “Chip” Morgan, members of the Audit Committee, are “audit committee financial experts,” as that term is defined in rules of the SEC.  Mr. Stewart, Mr. Morgan and Mr. Stenehjem are also independent as defined by the NASDAQ Standards and special standards established by the SEC for Audit Committee members.

Audit Committee Pre-Approval Policies

        Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services provided by their independent auditors. The Company’s Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved. During the year, in the event it becomes necessary to engage the independent auditor for additional services not contemplated in the original pre-approval, the Company will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The pre-approval policy requires the Audit Committee to be informed of each service performed by the independent auditor, and the policy does not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee as a whole at its next scheduled meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table lists, as of June 29, 2007, the beneficial ownership of common shares of the Company and of limited partnership units of IRET Properties, a North Dakota Limited Partnership and a subsidiary of the Company, which are convertible into common shares on a one-to-one basis, or cash, at the option of the Company (“Units”), by (i) each trustee and nominee for trustee of the Company, (ii) the named executive officers of the Company and (iii) all trustees and executive officers of the Company as a group. The amounts shown are based on information provided by the individuals named, and Company records.  Except as otherwise indicated, the persons listed have sole voting and investment power.

Name of Beneficial Owner	Common Shares (1)	Units (2)		Total Common Shares and Units As of June 29, 2007	Percent of Class(3) of Common Shares and Units

Michael A. Bosh................................................. General Counsel and Corporate Secretary	4,743	0		4,743	*
Diane K. Bryantt................................................. Senior Vice President & Chief Financial Officer	14,364	0		14,364	*
Patrick G. Jones.................................................. Trustee	367,749	0		367,749	*
Timothy P. Mihalick........................................... Trustee, Senior Vice President & Chief Operating Officer	41,107	0		41,107	*
Jeffrey L. Miller.................................................. Trustee & Chairman of the Board	446,405	40,477	(4)	486,882	1.0%
C.W. “Chip” Morgan........................................... Trustee	0	0		0	--
Edward T. Schafer.............................................. Trustee	0	0		0	--
W. David Scott.................................................... Trustee	19,071	0	(5)	19,071	*
Stephen L. Stenehjem......................................... Trustee	166,379(6)	0		166,379	*
John D. Stewart................................................... Trustee	18,267	0		18,267	*
Thomas A. Wentz, Sr.......................................... President & Chief Executive Officer	320,704	129,572(7)		450,276	1.0%
Thomas A. Wentz, Jr. ........................................ Trustee & Senior Vice President	249,844(8)	0		249,844	*
Trustees and executive officers as a group (13 individuals)..................................................	1,679,905	170,049		1,849,954	3.0%

_________________

(1)   The amounts of common shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2)   The Units do not have voting rights but are exchangeable for common shares or cash, at the option of the Company, upon expiration of an initial mandatory holding period.

(3)   Percentage of class is based on a total of 68,970,059 common shares and Units outstanding as of June 29, 2007.

(4)   Includes 33,752 Units over which Mr. Miller holds a Power of Attorney, but of which he disclaims beneficial ownership.

(5)   Entities in which Mr. Scott has an ownership and/or control interest hold 5,886,949 Units; these Units are not included in this table because the initial mandatory holding period to which they are subject has not yet expired, and the Units accordingly are not currently exchangeable for common shares of the Company, or cash.

(6)   Mr. Stenehjem disclaims beneficial ownership of all but 134,777 of these common shares.

(7)   Includes 115,250 Units pledged as security against a line of credit.

(8)   Includes approximately 220,692 common shares owned by Wenco, Ltd., a partnership of which Mr. Wentz is the general partner. Mr. Wentz disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the partnership. Includes 110,000 common shares pledged as security against a line of credit.

*      Represents less than 1% of the total of common shares and Units outstanding as of June 29, 2007.

Principal Shareholder Beneficial Ownership

        The following table identifies each person or group known to the Company to beneficially own as of June 29, 2007, more than five percent (5%) of the outstanding common shares of the Company, the only class of security entitled to vote at the 2007 Annual Meeting.

Name of Shareholder	Beneficial Ownership	Percent of Class
The Vanguard Group, Inc.(1)	2,614,262	5.46%

(1)   Based on information of beneficial ownership as of December 31, 2006, included in a Schedule 13G filed on February 14, 2007.  The Vanguard Group, Inc. reports sole voting power with respect to 84,011 shares and sole dispositive power with respect to 2,614,262 shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Named Executive Officers

The following Compensation Discussion and Analysis describes the material elements of compensation for the following individuals, collectively referred to as the “named executive officers”:  Thomas A. Wentz, Sr., President and Chief Executive Officer; Diane K. Bryantt, Senior Vice President and Chief Financial Officer; Timothy P. Mihalick, Senior Vice President and Chief Operating Officer; Thomas A. Wentz, Jr., Senior Vice President; and Michael A. Bosh, General Counsel and Corporate Secretary.

Executive Compensation Philosophy

The Compensation Committee of the Board (the “Committee”), composed entirely of trustees who are independent under the listing standards of the NASDAQ, operates under a written charter adopted in January 2004 and amended in July 2007, and is responsible for establishing the terms of the compensation of the Company’s named executive officers.  The Committee believes that the Company’s compensation program for executive officers should:

•          attract and retain highly qualified executives

•          motivate these executives to improve the Company’s financial position and increase shareholder value

•          provide total compensation that is competitive with compensation provided by other employment opportunities potentially available to Company executives

•          provide total compensation with reference to compensation provided by other real estate investment trusts with comparable total assets and annual revenues

•          provide a total compensation pay mix that includes both base salary and incentive components

•          promote teamwork and cooperation throughout the Company and within the management group

The Committee applies these philosophies in establishing each of the elements of executive compensation.  The Committee reviews peer company market data  (salary information for companies that are similar to the Company is obtained by reference to the public disclosures made in the Securities and Exchange Commission filings of such companies), and considers internal equity among executive officers, individual and Company performance, and cost to the Company, when determining levels of compensation.  The current executive compensation program is policy only and may be changed by the Committee at any time without notice to or approval by the shareholders.  The Company is in a very competitive industry where success is based largely on the ability of senior management to identify, acquire and manage real estate properties. Therefore, to continue to properly manage and grow the Company, it may be necessary to increase the amounts payable under the Company’s base salary and incentive bonus programs in order to attract and retain qualified executives.

Executive Officer Compensation Processes

The Committee meets in executive session without management present to discuss various compensation matters, including the compensation of the Company’s Chief Executive Officer. In addition, the Committee annually reviews all elements of executive compensation and benefit programs for reasonableness and cost-effectiveness.  While the Committee has authority under its Charter to engage the services of outside consultants to advise it on matters relating to executive compensation, the Committee to date has never hired outside advisors.

Role of Management in Executive Compensation Decisions

Company management is involved in the following executive compensation processes:

•     the Chief Operating Officer (“COO”), General Counsel and/or the Company’s Director of Human Resources, as requested by the Committee, develop or oversee the creation of written background and supporting materials for distribution to the Committee prior to its meetings

•     at the request of the Committee, certain employees of the Company (generally the Director of Human Resources and/or the Associate General Counsel) have collected data for the Committee on compensation levels and programs at comparable companies

•     at the end of each calendar year, the CEO and COO provide the Committee with comments and recommendations regarding salary levels and salary increases for members of management,  including the named executive officers (other than themselves); increases in base salary are generally effective as of January 1 each year

Components of the Executive Compensation Program

The primary elements of the Company’s executive compensation program are:

Base salary
Annual Incentive Award
Health and Retirement Programs
Executive Benefits and Perquisites

Base Salary

Base salaries for the executive officers of the Company, including the Chief Executive Officer, are designed to compensate such individuals for their sustained performance.  Base salaries are established by evaluating the responsibilities of the position held, the experience of the particular individual, a comparison of salaries paid for comparable positions by other companies in the real estate industry, and the Committee’s desire to achieve the appropriate mix between fixed compensation and incentive compensation.

It is currently the Company’s policy that base salaries of the executive officers, including the Chief Executive Officer, will generally be increased on January 1 of each year at the discretion of the Committee, based on, among other things, the individual’s performance over the past year, changes in the individual’s responsibility and/or necessary adjustments to maintain base salaries that are competitive with industry practices and similar companies.  For the calendar year beginning January 1, 2007, the base salaries of the named executive officers were increased by an average of 9.87%.

Annual Incentive Awards

Incentive awards are structured to further motivate the named executive officers, including the Chief Executive Officer, by linking incentive compensation to the Company’s performance. During fiscal year 2005, the Compensation Committee revised the Company’s incentive bonus program to provide for bonus payments based on the following specific objective measures of the Company’s performance: an increase in funds from operations; an increase in GAAP earnings per share; a target return on equity of 12%; improvement in economic vacancy rates at the Company’s properties; and a target of 10% growth in assets.  For fiscal year 2007, the Committee determined that the maximum bonus payable in regard to each of these factors is $60,000, for a potential total bonus pool of $300,000.  The bonus pool will be divided, proportionately to the individual’s base salary, among Company officers specified by the Committee; the officers eligible to receive a bonus for fiscal year 2007 are the named executive officers.  For fiscal year 2008, the Committee has determined that the maximum potential total bonus pool will be $600,000, and that the officers eligible to receive a bonus for fiscal year 2008 will be the named executive officers and two additional members of the Company’s senior management team.  The Company’s incentive bonus program is the only form of executive compensation that is tied to the performance of the Company.  If the Company’s performance, as judged by the measures identified above, does not improve compared to performance during the prior fiscal year, no incentive bonuses will be paid to Company executive officers.  If a performance target is only partially met, the Committee may exercise its discretion to award a bonus in respect of such target.  In regard to fiscal year 2007, the Committee has determined that incentive bonuses were earned by the named executive officers.  The incentive bonus amount earned by each individual executive officer is set forth in the the Summary Compensation Table included in this proxy statement for the Company’s 2007 Annual Meeting of Shareholders.  The Committee has directed that the incentive bonuses be paid to the named executive officers no later than August 1, 2007.  In making this determination, the Committee reviewed the following financial and operational results for fiscal year 2007:

Fiscal Year 2007 Bonus Award Performance Measures

  Increase in FFO:  The Company reported Funds from Operations of $.88 per share/unit for the fiscal year ended April 30, 2007, compared to Funds from Operations of $.79 per share/unit for the fiscal year ended April 30, 2006.  The Committee determined that the Company’s performance met this benchmark, and that this component of the bonus should be fully funded at $60,000.
  Increase in GAAP earnings per share:  The Company reported earnings per share of $.24 for the fiscal year ended April 30, 2007, compared to earnings per share of $.20 for the fiscal year ended April 30, 2006.  The Committee determined that the Company’s performance met this benchmark, and that this component of the bonus should be fully funded at $60,000.
  Return on equity target of 12%:  The Company’s return on equity, determined by dividing the Company’s net taxable income by its total equity, for the fiscal year ended April 30, 2007, was 10.3%, compared to 9.5% for the fiscal year ended April 30, 2006.  The Committee determined that the Company’s performance did not fully meet this benchmark, but the Committee exercised its discretion to fund 85% of this component of the bonus at $51,000.
  Improvement in economic vacancy:  The economic vacancy rate at the Company’s multi-family residential properties was 6.8% for the fiscal year ended April 30, 2007, compared to 8.4% for the fiscal year ended April 30, 2006.  Economic vacancy rates at the Company’s office, medical, industrial and retail properties were 9.5%, 3.2%, 5.2%, and 10.7%, respectively, for the fiscal year ended April 30, 2007, compared to 7.5%, 3.8%, 12.8%, and 12.3% for the fiscal year ended April 30, 2006.  The Committee determined that the Company’s performance met this benchmark, and that this component of the bonus should be fully funded at $60,000.
  Asset growth target of 10%:  The Company’s property owned increased from $1.27 billion for the fiscal year ended April 30, 2006, to $1.49 billion for the fiscal year ended April 30, 2007, an increase of 17.3%.  The Committee determined that the Company’s performance met this benchmark, and that this component of the bonus should be fully funded at $60,000.

Health, Retirement and Other Benefits

In an effort to attract, retain and fairly compensate talented employees, the Company offers various benefit plans to its employees, including a retirement plan that is intended to be a qualified retirement plan under the Internal Revenue Code of 1986, as amended, a 401(k) benefit plan, and health, life insurance and disability plans.

These benefit plans are part of the Company’s broad-based employee benefits program, and none of these plans is offered to the named executive officers either exclusively or with terms different from those offered to other eligible Company employees.

Executive Benefits and Perquisites

As noted above, the Company’s named executive officers are generally offered the same employee benefits and perquisites offered to all employees.  The only benefits or perquisites offered to any named executive officer either exclusively or with terms different from those offered to other eligible Company employees are the following:  payment of annual country club membership dues and the associated minimum meal purchase requirement and other expenses for Mr. Timothy Mihalick, the Company’s COO, the provision of a Company-purchased vehicle to Mr. Mihalick, and the provision of Northwest Airlines World Club memberships to Mr. Mihalick and to Mr. Thomas Wentz, Jr., a Senior Vice President of the Company. The Company provides executive benefits and perquisites to retain executive talent.

Stock-based Awards, Severance and Change-in-Control

The Company does not offer stock-based awards to any Company executive officer or employee, and has not entered into severance or change-in-control agreements with any Company officer or employee.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1 million in compensation per year on the amount that the Company may deduct with respect to each of its named executive officers (excluding compensation that qualifies as “performance-based compensation”).  The Company does not compensate any executive officer or employee at a level that exceeds this available deduction.

Report of the Compensation Committee

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Stephen L. Stenehjem (Chair)
Patrick G. Jones
Jeffrey L. Miller
C.W. “Chip” Morgan
Edward T. Schafer
John D. Stewart

Summary Compensation Table for Fiscal Year Ended April 30, 2007

        The table below summarizes the total compensation paid to or earned by the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and our three most highly compensated executive officers (collectively “named executive officers”; individually a “named executive officer”), based on total compensation for the fiscal year ended April 30, 2007. (The format of the following table differs from the specified format included in SEC rules; columns for Bonus, Stock Awards, Option Awards, Change in Pension Value and Non-Qualified Deferred Compensation Earnings are not applicable and have been omitted.)

Name and Principal Position	Year	Salary ($)	Non-equity Incentive Plan Compensation(1) ($)	All Other Compensation(2) ($)	Total ($)

Thomas A. Wentz, Sr............................... President and Chief Executive Officer	2007	213,333.36	60,453.00	20,829.70	294,616.06

Diane K. Bryantt...................................... Senior Vice President and Chief Financial Officer	2007	144,655.91	41,768.00	19,024.00	205,447.95

Timothy P. Mihalick................................ Senior Vice President and Chief Operating Officer, and Trustee	2007	283,999.27	82,436.00	30,919.31	397,354.58

Thomas A. Wentz, Jr............................... Senior Vice President and Trustee	2007	233,333.36	68,697.00	18,389.41	320,419.77

Michael A. Bosh...................................... General Counsel and Corporate Secretary	2007	129,665.91	37,646.00	17,898.93	185,210.84

(1)  The amounts included in this column represent cash payments awarded under the Company’s annual incentive bonus program for executive officers, with reference to financial and operational targets achieved during fiscal year 2007. The amounts included above for fiscal year 2007 do not include bonus amounts paid during fiscal year 2007 but awarded with reference to fiscal year 2006 financial and operational targets.  These fiscal year 2006 bonus amounts were $39,189 awarded to Mr. Thomas A. Wentz, Sr.; $48,505 awarded to Mr. Mihalick; $40,153 awarded to Mr. Thomas Wentz, Jr; $25,698 awarded to Ms. Bryantt; and $21,955 awarded to Mr. Bosh. See the Compensation Discussion and Analysis in this Proxy Statement for further information on the Company’s incentive bonus program for executive officers.

(2)  The amounts shown in the All Other Compensation column reflect the following for each named executive officer:  Mr. Wentz, Sr.: $6,400 for Company contribution to the IRET 401(k) plan, $4,829.70 for health and dental insurance coverage, and $9,600 for Company contribution to IRET profit-sharing plan; Ms. Bryantt: $4,339,98 for Company contribution to the IRET 401(k) plan, $7,259.64 for health and dental insurance coverage, $194.45 for life insurance coverage, $720 for long-term disability coverage, and $6,509.97 for Company contribution to IRET profit-sharing plan; Mr. Mihalick: $6,869.98 for Company contribution to the IRET 401(k) plan, $7,259.64 for health and dental insurance coverage, $194.45 for life insurance coverage, $720 for long-term disability coverage, $10,305.01 for Company contribution to the IRET profit-sharing plan, $558.48 for personal use of a Company-supplied car (calculated using approximately 8% of the annual insurance, depreciation, gasoline and maintenance costs; it is estimated that personal use comprises approximately 8% of the mileage for the company-owned car), $400 for Northwest Airlines World Club membership and $4,611.75 for country club dues and associated personal meal and other expenses; Mr. Wentz, Jr.: $6,850 for Company contribution to IRET 401(k) plan, $194.45 for life insurance coverage, $720 for long-term disability coverage, $10,274.96 for Company contribution to the IRET profit-sharing plan, and $350 for Northwest Airlines World Club membership; Mr. Bosh: $3,889.98 for Company contribution to the IRET 401(k) plan, $7,259.64 for health and dental insurance coverage; $194.45 for life insurance coverage, $720 for long-term disability coverage, and $5,834.86 for Company contribution to the IRET profit-sharing plan.

Retirement and 401(k) Plans

        The Company’s retirement plan is intended to be a qualified retirement plan under the Internal Revenue Code of 1986, as amended.  All full-time employees of the Company over the age of 21 and with one year of service are eligible to participate in the retirement plan. Contributions to the retirement plan by the Company are at the discretion of the Company’s management.  The Company currently contributes an amount equal to 4.5% of the salary of each employee participating in the retirement plan. All employees over the age of 21 are immediately eligible to participate in the Company’s 401(k) plan, and may contribute up to maximum levels established by the Internal Revenue Services.  The Company currently contributes an amount equal to 3% of the wages of each employee participating in the 401(k) plan.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Company’s Compensation Committee currently is, or was formerly, an officer or employee of the Company.  None of the Company’s executive officers currently serves on the compensation committee or any similar committee of any other entity and none of the executive officers serves as a director for any other entity whose executive officers serve on the Company’s compensation committee.

TRUSTEE COMPENSATION

        During the fiscal year ended April 30, 2007, trustees not employed by the Company received annual fees of $20,000, plus reimbursement of actual travel expenses and $200 for each Board and committee meeting they attended in person or via conference call.  Additionally, the Chairman of the Board received an additional $5,000 for serving as the Chairman, and the Vice Chairman of the Board received an additional $2,000 for serving as the Vice Chairman.  The Chairman of the Audit Committee received an additional $3,000 for serving as Audit Committee Chairman, and other Audit Committee members received an additional $1,000 for service on the Audit Committee. Trustees who are employees of the Company do not receive any separate compensation or other consideration, direct or indirect, for service as a trustee.

Trustee Compensation Table for Fiscal Year Ended April 30, 2007

        The following table summarizes the total compensation paid to or earned by the non-employee members of the Company’s Board of Trustees during the fiscal year ended April 30, 2007.  (The format of the following table differs from the specified format included in SEC rules; columns for Stock Awards, Option Awards and Change in Pension Value and Nonqualified Deferred Compensation Earnings are not applicable and have been omitted.)

Name	Fees Earned or Paid in Cash(1) ($)	Total ($)
Patrick G. Jones	24,433.00	24,433.00
Jeffrey L. Miller	30,366.00	30,366.00
C.W. “Chip” Morgan	13,366.00	13,366.00
Edward T. Schafer	12,466.00	12,466.00
W. David Scott	11,466.00	11,466.00
Stephen L. Stenehjem	27,950.00	27,950.00
John D. Stewart	27,350.00	27,350.00

(1)  Includes annual fees, meeting attendance fees and additional amounts paid to the Board Chairman, Vice-Chairman, Audit Committee Chair and Audit Committee members; does not include reimbursed expenses.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Employee

        During fiscal year 2007, Karin M. Wentz, daughter of Thomas A. Wentz, Sr., the Company’s President and Chief Executive Officer, and sister of Thomas A. Wentz, Jr., a Trustee and Senior Vice President of the Company, was employed by the Company as Associate General Counsel.  Ms. Wentz was paid a salary and bonus totaling $118,742 for her services during fiscal year 2007. Ms. Wentz also received in fiscal year 2007 the standard benefits provided to other Company employees.

Banking Services

The Company maintains an unsecured line of credit with First International Bank and Trust, Watford City, North Dakota.  During fiscal year 2006, the amount available to be borrowed under this line of credit was increased to $10 million from $5 million.  During fiscal years 2007, 2006 and 2005, respectively, the Company’s interest charges were $71,128, $14,167, and less than $500 for borrowings under the First International line of credit.  During fiscal year 2007, the Company entered into two loans with First International in the amounts of $450,000 and $2,400,000, respectively, paying a total of $34,287 in origination fees and loan closing costs for these two loans, and paying interest on the loans of $24,545 and $69,328, respectively, during fiscal year 2007.  The Company also maintains a number of checking accounts with First International.  In each of fiscal years 2007, 2006 and 2005, respectively, IRET paid less than $500 in total in various wire transfer and other fees charged on these checking accounts.  Steven L. Stenehjem, a member of the Company’s Board of Trustees and Audit Committee, is the President and Chief Executive Officer of First International, and the bank is owned by Mr. Stenehjem and members of his family.

Related Party Transactions Policy

In February 2007 the Company’s Board of Trustees adopted a written related party transactions approval policy, which sets forth the Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in Company filings with the Securities and Exchange Commission. The policy applies to any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which the Company (or any of its subsidiaries) is a participant, in which the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and in which a related party has a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

The Audit Committee of the Board of Trustees must approve any related party transaction subject to this policy before commencement of the transaction, or, if it is not practicable to wait until the next Audit Committee meeting, the transaction may be submitted to the Chair of the Audit Committee, who has the delegated authority to act between Audit Committee meetings to pre-approve, or ratify, as applicable, any related party transaction in which the aggregate amount involved is expected to be less than $250,000.  Related party transactions that are identified as such subsequent to their commencement will promptly be submitted to the Audit Committee or the chair of the Audit Committee, which shall, if they determine it to be appropriate, ratify the transaction.  The Audit Committee will annually review all ongoing related party transactions and assess whether they remain appropriate.  Under the policy, the Audit Committee or its Chair shall approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as determined by the Committee or the Chair in good faith.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16(a)”) requires that the trustees and executive officers of the Company file with the SEC, within specified due dates, initial reports of ownership of the Company’s shares of beneficial interest and Units and Preferred Shares, and reports of changes in ownership of Shares, Units and Preferred Shares.  As a matter of practice, the Company’s administrative staff assists our trustees and executive officers with these reporting requirements, and typically files these reports on their behalf. The Company is required to disclose whether it has knowledge that any person required to file such reports may have failed to do so in a timely manner. Based solely on a review of the copies of the fiscal year 2007 reports in the Company’s possession, and on written representations from the Company’s reporting persons that no other reports were required during the year ended April 30, 2007, the Company believes that all of the trustees and executive officers of the Company have timely satisfied their Section 16(a) reporting obligations for the fiscal year ended April 30, 2007.

PROPOSAL 2:  AMENDMENT OF THE COMPANY’S DECLARATION OF TRUST

TO PERMIT THE COMPANY TO ISSUE SHARES WITHOUT PHYSICAL CERTIFICATES

        The Board of Trustees has approved, subject to the approval and adoption by the Company’s shareholders, amendments to certain provisions of Article II, Section 1 (the “Amendments”) of the Company’s Declaration of Trust that would allow the Company to issue shares and provide for transfers of shares without issuing physical certificates to evidence those shares (“non-certificated shares”).  The purpose of the Amendments is to make the Company’s shares of beneficial interest eligible for participation in a Direct Registration Program operated by a clearing agency (such as the one offered by the Depository Trust Company), pursuant to NASDAQ Marketplace Rule 4350(l), as recently amended.

You are being asked to approve and adopt the Amendments to the Declaration of Trust. This proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting.  The Board of Trustees recommends that you vote FOR this proposal.

The full text of Article II, Section 1 of the Declaration of Trust, marked to show the Amendments, is attached to this proxy statement as Appendix B. The following description of the Amendments is qualified in its entirety by reference to Appendix B.

Current Declaration of Trust Requirements

Article II of the Company’s Declaration of Trust currently can be interpreted to require the Company to issue physical certificates to each shareholder of record evidencing the shares of beneficial interest owned by such shareholder.  In view of developments in technology and recordkeeping processes, and, in particular, listing requirements recently adopted by the NASDAQ Stock Market, the Board of Trustees believes that the Declaration of Trust should be amended to clarify that the Company has the ability to issue non-certificated shares.

Reason for and Effects of Proposed Amendment

The NASDAQ Stock Market, the exchange on which the Company’s shares are traded, recently adopted listing requirements mandating that, effective January 1, 2008, companies listed on NASDAQ, such as the Company, be eligible to issue non-certificated shares so that they may participate in a “Direct Registration Program” operated by a security depository. The proposed Amendments to the Declaration of Trust are necessary in order to clarify that the Company is eligible to issue non-certificated shares and participate in this program, as required under NASDAQ rules. Accordingly, the proposed Amendments would permit the Company to issue such non-certificated shares to shareholders of record.  The Amendments also provide that each shareholder of record, upon request, may have a physical certificate or certificates issued to evidence his or her shares.

While the proposed Amendments would make the Company eligible to issue non-certificated shares, the Company does not currently anticipate issuing non-certificated shares to shareholders of record of the Company’s common shares under a Direct Registration Program. The Company will consider this issue from time to time and, if the Company determines in the future that the cost savings, ease of administration, technical feasibility or shareholder acceptance of such a program justify participation in a Direct Registration Program, the Board of Trustees may choose to implement such a program in the future. However, as noted above, even if a non-certificated share program were to be implemented in the future, the proposed Amendments to the Declaration of Trust provides that each shareholder may request to have physical certificates issued to evidence his or her shares.

Vote Required

        The affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting is required to approve Proposal 2. The Board unanimously recommends that you vote FOR the amendment of the Company’s Declaration of Trust to authorize the Company to issue shares of beneficial interest without physical certificates.

PROPOSAL 3:  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has approved Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent auditors for the current fiscal year ending April 30, 2008.  Deloitte & Touche completed the audits for the Company’s last four fiscal years, ended April 30, 2007, 2006, 2005 and 2004.  The Company’s fiscal year 2004 was the first year that Deloitte & Touche audited the Company’s financial statements.  As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification.  In the event that this selection of auditors is not ratified by a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, the Audit Committee will review its future selection of independent auditors.

        The Company expects that a representative of Deloitte & Touche will be present at the Annual Meeting.  The representative will have the opportunity to make a statement if he or she so desires. The representative will also be available to respond to questions from shareholders.

Fees Paid to the Company’s Principal Independent Accountants

        The following table shows the aggregate fees billed to date for the audit and other services provided by Deloitte & Touche LLP, the Company’s independent registered public accounting firm, for fiscal years 2007 and 2006.  These amounts exclude reimbursed expenses.

	2007	2006
Audit Fees	$283,100	$259,200
Audit-Related Fees	13,000	11,000
Tax Fees	0	0
All Other Fees	0	0
TOTAL	$296,100	$270,200

Audit Fees: This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided by the independent accountant in connection with regulatory filings, such as comfort letters and consents and assistance with and reviews of documents filed with the SEC.  During fiscal years 2007 and 2006, audit fees include the attestation of management’s assessment of internal control, as required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), Section 404.

Audit-Related Fees: This category consists of assurance and related services provided by the independent accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.”  The services for the fees disclosed under this category generally include fees for stand-alone audits of subsidiaries, due diligence associated with acquisitions, benefit plan audits, other accounting consulting, and Sarbanes-Oxley Section 404 pre-implementation assistance.

Tax Fees: This category consists of professional services rendered by the independent accountant primarily in connection with the Company’s tax compliance activities, including the preparation of tax returns and technical tax advice related to the preparation of tax returns.  The Company’s independent registered public accounting firm performed no services in this category during fiscal years 2007 and 2006.

All Other Fees: This category consists of fees for other permissible services that do not meet the above category descriptions. The Company’s independent registered public accounting firm performed no services in this category during fiscal years 2007 and 2006.

Vote Required

        The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy, provided a quorum is present, at the Annual Meeting, is required to approve Proposal 3. The Board unanimously recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2008.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Trustees (the “Audit Committee”) oversees the accounting and financial reporting processes of the Company and the audits of the Company’s annual financial statements.  The Audit Committee is made up solely of independent trustees, as defined in the applicable NASDAQ and SEC rules, and it operates under a written charter adopted by the Board, a copy of which is included in this proxy statement as Exhibit A, and is also available on the Company’s investor relations website at www.iret.com, under the “Corporate Governance” caption.  The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.  The Company’s Board of Trustees has determined that each of John D. Stewart, the Chair of the Audit Committee, and Stephen L. Stenehjem and C.W. “Chip” Morgan, members of the Audit Committee, is an audit committee financial expert as defined by the rules of the SEC.

        The Audit Committee held four meetings during fiscal year 2007.  The Audit Committee met quarterly with representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm (the “independent auditors”), during fiscal year 2007, and met with the independent auditors subsequent to the fiscal year end as well, in respect of the year-end audit.  Among other matters, the Audit Committee has discussed with the independent auditors the matters required to be discussed by auditing standards of the Public Company Accounting Oversight Board (United States) (hereinafter referred to as “the PCAOB standards”), in particular Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect.  The Audit Committee has also discussed with the independent auditors their independence.  The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

        As described more fully in its Charter, the Audit Committee represents and assists the Board of Trustees in its oversight of the integrity of the Company’s financial reporting, the independence, qualifications and performance of the Company’s independent auditors, and the Company’s compliance with legal and regulatory requirements.  Company management has the primary responsibility for the financial statements and the reporting process.  The Company’s independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with the PCAOB standards.  In accordance with law, the Audit Committee has the ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors.  The Audit Committee has the authority to engage its own outside advisors as it determines appropriate, apart from counsel or advisors hired by management.

        In accordance with law, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by Company employees of concerns regarding accounting or auditing matters. Further, the Audit Committee has pre-approved all audit and audit-related services provided by the independent auditors to the Company, and the related fees for such services, and has concluded that all such services are compatible with the auditors’ independence.  No non-audit services were provided to the Company by the independent auditors in fiscal year 2007.  See “Proposal 3: Ratification of Selection of Independent Auditors” for more information regarding fees paid to the Company’s independent auditors for services in fiscal years 2006 and 2007.

        The Audit Committee reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of April 30, 2007, which management made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework.  The Audit Committee also reviewed and discussed with Deloitte & Touche LLP its attestation report on management’s assessment of internal control over financial reporting and its review and report on the Company’s internal control over financial reporting.  The Company published these reports in its Annual Report on Form 10-K for the fiscal year ended April 30, 2007.

        The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal year 2007 with management and the independent auditors.  This review included a discussion with management of the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting estimates.  Following these discussions and the Audit Committee’s review of the report of the independent auditors, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2007, for filing with the SEC.

        The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2008.  The Board of Trustees has concurred in that selection and has presented the matter to the shareholders of the Company for ratification.

John D. Stewart (Chair)
Stephen L. Stenehjem
C.W. “Chip” Morgan

SHAREHOLDER PROPOSALS

        We did not receive a request from any shareholder that a matter be submitted to a vote at the 2007 Annual Meeting.  Shareholders who wish to submit a proposal for presentation at the annual meeting of shareholders to be held in 2008 must submit the proposal to the Company at PO Box 1988, Minot, ND, 58702-1988, Attention: Secretary. Such proposal must be received by the Company no later than April 9, 2008, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting. Such proposals must comply with the requirements as to form and substance established by the SEC and set forth in Rule 14a-8 of the Securities Exchange Act in order to be included in the proxy statement.

        Shareholders who wish to make a proposal at the 2008 Annual Meeting of Shareholders without having the proposal included in the Company’s proxy statement and form of proxy relating to that meeting must notify the Company by June 23, 2008. If the shareholder fails to give notice by this date, then such notice will be considered untimely under Rule 14a-4(c)(1) of the Securities Exchange Act, and the persons named as proxies in the proxies solicited by the Board for the 2007 Annual Meeting may exercise discretionary voting power with respect to any such proposal.

        The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

        For information on recommending individuals for consideration as nominees to IRET’s Board of Trustees, see the discussion under the subheading “Committees” in the section of this proxy statement entitled “Information Concerning the Board of Trustees.”

ELECTRONIC DELIVERY OF PROXY MATERIALS

        We are pleased to offer Company shareholders the choice of receiving our proxy materials electronically over the Internet instead of receiving paper copies through the mail.  Choosing electronic delivery will save us the costs of printing and mailing these materials, and will help conserve natural resources.  Our fiscal year 2007 annual report and proxy statement are being mailed to all shareholders who have not already elected to receive these materials electronically.  If you are a shareholder of record and would like to receive these materials electronically in the future, you may enroll for this service on the Internet after you vote your shares in accordance with the instructions for Internet voting set forth on the enclosed proxy card.  We encourage our shareholders to receive proxy materials via the Internet because it reduces Company expenses, is easier on the environment, and offers additional convenience for shareholders.  Beginning with our fiscal year 2008 proxy materials, and in accordance with new

SEC rules, we plan to send all shareholders who have not affirmatively opted to receive paper materials, all of their proxy materials via the Internet.  However, you still may opt to continue receiving paper copies of proxy materials, at no cost to you, by following the provided instructions. You may also enroll for electronic delivery of future Company shareholder materials at any time on our website at www.iret.com.  Select the “Investor Relations” link and then the “Click Here to Enroll” link. As with all Internet usage, the user must pay all access fees and telephone charges. An electronic version of this proxy statement is posted on our website at www.iret.com. Select the “Investor Relations” link and then either the “SEC Filings” link or the “Corporate Governance” link.

SHAREHOLDERS WITH THE SAME LAST NAME AND ADDRESS

        In accordance with notices that we sent to certain shareholders, we are sending only one copy of our annual report and proxy statement to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

        Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing IRET common shares at two different brokerage firms, your household will receive two copies of the Company’s annual meeting materials - one from each brokerage firm.

        If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Investor Relations department by fax to (701) 838-7785, by mail to the Company at Investor Relations, PO Box 1988, Minot, ND  58702-1988 or by calling Investor Relations between 8:30 a.m. and 5:00 p.m. CT at 1-888-478-4738. Similarly, you may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

COMMUNICATING WITH IRET

        If you would like to receive information about Investors Real Estate Trust, you may use one of the following methods:

1.  The Company’s internet site, located at www.iret.com, contains information about the Company and its properties. The Company’s Investor Relations site contains press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and links to the Company’s SEC filings. This proxy statement and our 2007 Annual Report on Form 10-K are both available on the internet at www.iret.com.

2.  To have information such as our latest Form 10-Q or annual report mailed to you, please call us at 1-888-478-4738 or send a fax with your request to (701)-838-7785.

        If you would like to contact us, call IRET Investor Relations at 1-888-478-4738, or send correspondence to IRET, Attn:  Investor Relations, PO Box 1988, Minot, North Dakota  58702-1988.

OTHER MATTERS

        It is not expected that any matters other than those described in this proxy statement will be brought before the Annual Meeting.  If any other matters are properly presented at the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Trustees

Michael A. Bosh
Secretary and General Counsel

August 6, 2007

Minot, North Dakota

        Upon written request of any shareholder entitled to receive this proxy statement, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, including the consolidated financial statements, the notes thereto and financial statement schedules, as filed with the Securities and Exchange Commission.  Any such request should be addressed to Michael A. Bosh, Secretary and General Counsel of the Company, at PO Box 1988, Minot, ND 58702-1988.  This request must include a representation by the shareholder that as of July 20, 2007, the shareholder was entitled to vote at the Annual Meeting.

Appendix A

INVESTORS REAL ESTATE TRUST

Charter of the
Audit Committee of the Board of Trustees
(adopted by the Board of Trustees on January 14, 2004)

Purpose

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.  The Audit Committee represents and assists the Board of Trustees in its oversight of (1) the integrity of the financial reporting of the Company, (2) the independence, qualifications and performance of the Company’s external auditor and the performance of the internal auditors and (3) the Company’s compliance with legal and regulatory requirements.  The Audit Committee also prepares the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Members

The Audit Committee shall be comprised of at least three members of the Board who satisfy the independence and financial literacy requirements of the NASDAQ Stock Market, Inc. (“NASDAQ”) and applicable federal law, and at least one member of the Audit Committee shall satisfy the finance or accounting experience or background requirements of NASDAQ, as such requirements are interpreted by the Board in its business judgment.  The members of the Audit Committee shall be appointed by the Board at its annual organizational meeting and shall serve until their successors are duly appointed and qualified.  The Board shall designate one member as Chair, or delegate authority to designate a Chair to the Audit Committee.

Notwithstanding the foregoing, the Board may appoint to the Audit Committee one member of the Board who is not independent as defined in NASDAQ Rule 4200, if such member otherwise meets the independence criteria set forth in Rule 10A(m)(3) under the Securities Exchange Act of 1934 and the rules thereunder, and is not a current officer or employee of the Company or a family member (as defined in NASDAQ Rule 4200) of such officer or employee, and if the Board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the Company and its shareholders.  The Board shall disclose, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.  A member appointed under this exception may not serve longer than two years and may not chair the Audit Committee.

Meetings

The Audit Committee shall meet at least four times per year, with authority to convene additional meetings as circumstances dictate, either in person or telephonically, and at such times and places as the Audit Committee shall determine.  The Audit Committee shall meet periodically with management, the independent auditor and the director of the internal audit department in separate executive sessions.  The Audit Committee shall report its activities to the Board regularly.

Duties and Responsibilities

On behalf of the Board, the Audit Committee shall, among its duties and responsibilities:

1.         Review the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, significant issues and judgments regarding accounting and auditing principles and practices, and the effect of regulatory and accounting initiatives on the

Company’s financial statements, and recommend to the Board whether the financial statements should be included in the Form 10-K.

2.         Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to filing the Form 10-Q, including the results of the independent auditor’s review of the financial statements and the Company’s disclosures under Management’s Discussion and Analysis of Financial Conditions and Results of Operations.

3.         Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

4.         Meet periodically with management to review the Company’s major financial and business risk exposures and the steps management has taken to monitor and control such exposures.

5.         Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work.  In this regard, the Audit Committee shall appoint and retain, compensate, evaluate and terminate (when appropriate), the independent auditor, which shall report directly to the Audit Committee.

6.         Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, and establish policies and procedures for the engagement of the independent auditor to provide auditing and permitted non-audit services.

7.         Receive at least annually and discuss with the independent auditor the auditor’s report regarding its independence.

8.         Meet with the independent auditor prior to the audit to review the scope and planning of the audit.

9.         Review with the independent auditor the results of the annual audit examination, and any issues the auditor may have encountered in the course of its audit work and management’s response.  This review should include, among other things, any management letter, any restrictions on the scope of activities or access to required information, and changes required in the planned scope of the internal audit.  Inquire as to the auditor’s views about whether management’s choices of accounting principles are conservative, moderate or aggressive from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

10.      Discuss with management the Company’s earnings press releases and corporate policies with respect to earnings releases and financial information and earnings guidance provided to analysts and rating agencies.

11.      Review and discuss with management, the independent auditor and the internal auditor the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the independent auditor, the internal auditor or management, and review the adequacy and effectiveness of the Company’s disclosure controls and procedures.

12.      Review with the independent auditor and the internal auditor the scope and results of the internal audit program, including responsibilities and staffing, and review the appointment and replacement of internal audit personnel.

13.      Review and approve all related-party transactions (as defined in applicable NASDAQ rules).

14.      Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters.

15.      Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

16.      Review with the Company’s General Counsel and independent auditor (1) legal matters that may have a material impact on the financial statements, (2) accounting or compliance policies, and (3) any material reports or inquiries received from regulators, governmental agencies or employees that raise material issues regarding the Company’s financial statements and accounting or compliance policies.

17.      Review this Charter annually and recommend any changes to the Board for approval.

Outside Advisors

The Audit Committee shall have the authority to retain such outside legal, accounting or other consultants or advisors as it determines appropriate to assist it in the performance of its functions, or to advise or inform the Audit Committee.  The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor and to any advisors retained by the Audit Committee.

Appendix B

PROPOSED AMENDEMENTS TO THE COMPANY’S DECLARATION OF TRUST
TO PERMIT THE COMPANY TO ISSUE SHARES WITHOUT PHYSICAL CERTIFICATES

(The new language to be added by the Amendments is underlined and bolded)

ARTICLE II.  SHARES

Section 1.  Shares of Beneficial Interest.  The interests of the Shareholders shall be divided into shares of beneficial interest that shall be known collectively as "Shares."  All Shares shall be validly issued, fully paid and non-assessable by the Trust upon receipt of full consideration for which they have been issued.  Each holder of Shares shall as a result thereof be deemed to have agreed to and be bound by the terms of this Declaration of Trust.  The number of Shares authorized or issued hereunder shall be unlimited.  The Shares may be issued for such consideration as the Trustees deem advisable.  The Trustees are hereby expressly authorized at any time, and from time to time, to provide for the issuance of Shares upon such terms and conditions and pursuant to such agreements as the Trustees may determine.  The Trustees shall have the authority to establish by resolution more than one class or series of Shares and to fix the relative rights and preferences of such different classes or series.  Any resolution of the Trustees establishing more than one class or series of Shares and fixing the relative rights and preferences of such different classes or series shall become part of this Declaration of Trust.  Unless and until more than one class or series of Shares is established by the Trustees, all Shares shall be without par value; shall be of the same class; shall have equal non-cumulative voting rights at the rate of one vote per Share; shall have equal dividend, distribution, liquidation and other rights; shall have no preference, conversion, exchange, sinking fund or redemption rights; and shall be fully paid and non-assessable. Ownership of Shares shall be evidenced by certificates, provided, however, that, notwithstanding anything to the contrary in this Article II, the Board of Trustees may authorize the issue of some or all of the shares of any or all classes or series of Shares of the Trust without certificates.  This authorization shall not affect Shares already represented by certificates until such certificates are surrendered to the Trust. Every holder of uncertificated Shares shall be entitled to receive, within a reasonable time after the issuance or transfer of uncertificated Shares, a statement of holdings as evidence of Share ownership. Every Shareholder shall be entitled to receive, upon request, a certificate, in such form as the Trustees shall from time to time approve, specifying the number of Shares held by such Shareholder.

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INVESTORS REAL ESTATE TRUST 12 Main Street South Minot, ND 58701

VOTE BY INTERNET-www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Investors Real Estate Trust in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Investors Real Estate Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	INVRE1	KEEP THIS PORTION FOR YOUR RECORDS.

DETACH AND RETURN THIS PORTION ONLY.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVESTORS REAL ESTATE TRUST

Vote on Trustees				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
1.	ELECTION OF TRUSTEES
Trustees Recommend a vote FOR all nominees.
NOMINEES ARE:
				o	o	o
	(01) — Patrick G. Jones	(06) — Thomas A. Wentz, Jr.
	(02) — Timothy P. Mihalick	(07) — Edward T. Schafer
	(03) — Jeffrey L. Miller	(08) — C.W. “Chip” Morgan
	(04) — Stephen L. Stenehjem	(09) — W. David Scott
(05) — John D. Stewart

Vote on Proposal							For	Against	Abstain

2. AMENDMENT OF THE COMPANY’S DECLARATION OF TRUST TO PERMIT THE COMPANY TO ISSUE SHARES WITHOUT PHYSICAL CERTIFICATES.							o	o	o

Trustees Recommend a vote FOR this proposal.

Vote on Proposal							For	Against	Abstain

3.	RATIFICATION OF SELECTION OF DELOITTE & TOUCHE, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2008.						o	o	o

Trustees Recommend a vote FOR this proposal.

(Signature(s) should be exactly as name or names appear on this proxy. If shares are held in two or more names, all should sign. If signing is by attorney, executor, administrator, personal representative, trustee, guardian, custodian, partner or corporate officer, please include full title.)

For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting.		Yes o	No o

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)				Date

PROXY

The Investors Real Estate Trust 37th Annual Meeting of
Shareholders will be held on September 18, 2007, at 7:00 p.m.
at the Grand International
1505 North Broadway, Minot, North Dakota, 58703

This Proxy is Solicited on Behalf of the Board of Trustees.

The undersigned holder of Common Shares of Beneficial Interest of INVESTORS REAL ESTATE TRUST, a North Dakota Real Estate Investment Trust (“IRET”), hereby appoints Jeffrey L. Miller, Michael A. Bosh and John D. Stewart, and each of them (the “Representatives”), the true and lawful proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all Common Shares of Beneficial Interest of IRET which the undersigned is entitled to vote at the 2007 Annual Meeting of Shareholders of IRET to be held at the Grand International, 1505 North Broadway, Minot, North Dakota, on September 18, 2007, at 7:00 p.m., CDT, or at any adjournment thereof, in the manner hereafter indicated. In their discretion, the Representatives are authorized to vote upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREIN, BUT IF SUCH INSTRUCTIONS ARE NOT MARKED HEREIN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION AS TRUSTEES, FOR AMENDMENT OF THE COMPANY’S DECLARATION OF TRUST TO PERMIT THE COMPANY TO ISSUE SHARES WITHOUT PHYSICAL CERTIFICATES, AND FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE, LLP AS THE COMPANY’S INDEPENDENT AUDITORS AND, WITH RESPECT TO ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING, IN THE DISCRETION OF THE PROXY HOLDERS, ALL IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT OF IRET, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

This proxy may be revoked at any time before it is voted at the meeting by delivering written notice of revocation to IRET.

Please date, sign and return this proxy promptly using the enclosed envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE